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                                                                    EXHIBIT 10.7

                                 OFFICEMAX, INC.
                             RETENTION BONUS PROGRAM
                              FOR SENIOR MANAGEMENT

                  1. Purpose. It is natural for persons to be concerned about their careers and consider changes during times of uncertainty. To provide assurance to employees of OfficeMax, Inc. (the "Company") regarding a potential Change in Control of the Company (as defined below) and to ensure that the Company is managed and operated efficiently and effectively in the event of a Change in Control, the Company has implemented the OfficeMax, Inc. Retention Bonus Program For Senior Management (the "Program").

                  2. Effective Date. The Program shall be effective immediately and shall expire on the date the Company's obligations hereunder are fully satisfied.

                  3. Definitions. The following terms as used herein have the meanings set forth below:

                  (a) "2003 Bonus" means a Participant's full annual bonus at the maximum performance level for such Participant's position/title as determined under the Annual Incentive Plan as in effect on the date hereof for the Company's fiscal year ending January 24, 2004.

                  (b) "2003 Bonus Payment Date" means the date on which bonuses for the Company's fiscal year ending January 24, 2004 are otherwise paid to similarly situated employees, which shall be on or about April 15, 2004.

                  (c) "2004 Bonus" means a Participant's full annual bonus at the plan/target performance level for such Participant's position/title as determined under the Annual Incentive Plan for the Company's fiscal year ending January 22, 2005.

                  (d) "2004 Bonus Payment Date" means the date on which bonuses for the Company's fiscal year ending January 22, 2005 are otherwise paid to similarly situated employees.

                  (e) "Annual Incentive Plan" means the annual incentive plan or program of the Company in which the Participant participates.

                  (f)      "Board" means the Board of Directors of the Company.

                  (g) "Cause" means (i) the Participant's commission of a felony, (ii) the Participant's malfeasance or misconduct in relation to the performance of his/her duties to the Company, (iii) the Participant's willful refusal to perform his/her duties to the

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Company or (iv) the Participant's material violation of any applicable material policy or procedure of the Company.

                  (h)      "Change in Control" means any event described in
Exhibit 1 hereto.

                  (i) "Corporate Annual Incentive Plan" means the OfficeMax, Inc. Annual Incentive Bonus Plan filed as an exhibit to the Company's Form 10-K filings with the Securities and Exchange Commission.

                  (j) "Disability" means a mental or physical disability that entitles a Participant to long-term disability benefits under a long-term disability program sponsored by the Company.

                  (k) "Participant" means each Participant set forth on Exhibit A hereto who has waived any right or entitlement such Participant may have under (i) the Annual Incentive Plan with respect to any bonus thereunder for the fiscal year of the Company ending January 24, 2004 and (ii) Section 6(e) of the Company's Corporate Annual Incentive Plan with respect to any "Change of Control" (as defined in the Corporate Annual Incentive Plan) occurring on or before the 2003 Bonus Payment Date.

                  (l) "Qualifying Termination" means a termination of a Participant's employment with the Company and its affiliates (i) by the Company for any reason other than Cause or Disability or due to the Participant's death or (ii) by a Participant for "Good Reason," as defined in any employment or severance agreement between the Participant and the Company, it being understood that a Participant who is not party to an employment or severance agreement that permits such Participant to terminate for Good Reason may not incur a Qualifying Termination under subsection (ii) of this Section 3(l). Notwithstanding anything to the contrary contained herein, a termination of employment with the Company at the election of a Participant that entitles such Participant to severance or termination benefits under the terms of an employment or severance agreement with the Company shall be considered a termination for "Good Reason" hereunder, regardless of the characterization of such termination under the applicable employment or severance agreement.

                  4. 2003 Bonuses. Each Participant who (i) is employed by the Company or its affiliates on the 2003 Bonus Payment Date or (ii) incurs a Qualifying Termination after the Effective Date hereof and prior to the 2003 Bonus Payment Date shall be paid the Participant's full 2003 Bonus in a cash lump sum promptly after the 2003 Bonus Payment Date. Any payment made under this
Section 4 shall be in lieu of any other payment made under the Annual Incentive Plan for the Company's fiscal year ending January 24, 2004 and a Participant receiving any payment under this Section 4 shall not be eligible for, and shall be deemed to have waived any right to, any additional payment under the Annual Incentive Plan for such year.

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                  5.       2004 Bonuses. If a Change in Control does not occur
prior to the 2004 Bonus Payment Date, each Participant who (i) is employed by the Company or its affiliates on the 2004 Bonus Payment Date or (ii) incurs a Qualifying Termination after the 2003 Bonus Payment Date and prior to the 2004 Bonus Payment Date shall be paid the Participant's full 2004 Bonus in a cash lump sum promptly after the 2004 Bonus Payment Date. In no event shall any payment be made under this Section 5 to any Participant if a Change in Control occurs prior to the 2004 Bonus Payment Date. Any payment made under this Section 5 shall reduce, on a dollar-for-dollar basis, any other payment earned by the Participant under the Annual Incentive Plan for the Company's fiscal year ending January 22, 2005.

                  6. Rights of Employees. The Program is for the benefit of each Participant and his or her heirs and representatives and shall be enforceable by them in accordance with its terms. The Program is not a contract of employment between the Company and the Participant and shall not be construed to create a right of a Participant to continued employment with the Company. A Participant is free to resign from employment at any time and the Company is free, subject to the terms of this Program, to terminate the Participant's employment at any time and for any reason.

                  7. Amendment and Termination. The Company, through action of its Board, may amend, modify or terminate the Program for any or no reason up until the occurrence of a Change in Control. After a Change in Control, the Program may not be amended, modified or terminated.

                  8. Taxes. All payments hereunder shall be reduced by any applicable taxes required by applicable law to be paid or withheld by the Company.

                  9. No Assignment. Benefits payment under this Program may not be assigned, transferred, pledged as security for indebtedness or otherwise encumbered, or subjected to any legal process for the payment of any claim against a Participant. If a Participant shall die while any benefits are still payable to the Participant hereunder, such benefits shall be paid to the executors or personal representatives or the administrators of the Participant's estate.

                  10. Governing Law. This Program shall be governed by, and construed under, the laws of the State of Ohio without regard to its principles of conflicts of law.

                  11. Binding upon Successors. The terms of the Program shall be binding upon the successors and assigns of the Company, including, without limitation, any transferee (by merger, acquisition or otherwise) of the assets and liabilities of the Company.

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                  IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this Program as of the 25th day of July, 2003.

                                   OFFICEMAX, INC.

                                          Michael Feuer
                                   ---------------------------
                                   By: Michael Feuer
                                   Title: Chairman & Chief Executive Officer

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                                    EXHIBIT 1

"Change in Control" shall mean

         i. a Person or Group (I) purchases any shares of capital stock of the Company (or securities convertible to capital stock of the Company) pursuant to a tender or exchange offer without prior consent of the Board or (II) becomes a Beneficial Owner, directly or indirectly, of stock of the Company representing 50% or more of the total voting power of the Company's then outstanding stock and securities; provided, however, that for purposes of this subsection (a), the following acquisitions of voting power shall not constitute a Change of Control: (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (Z) any acquisition by any corporation pursuant to a transaction that complies with subsection (iii) below;

         ii. individuals who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute a majority thereof; provided, however, that any individual becoming a director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board;

         iii. there is consummated a merger, consolidation or other corporate transaction involving the Company or any wholly owned subsidiary thereof, other than a merger, consolidation or transaction that would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the ultimate parent thereof) at least 50% of the combined voting power of the stock and securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger, consolidation or transaction;

         iv. the sale or disposition by the Company of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of its assets to an entity at least 50% of the combined voting power of the stock and securities of which is owned by

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                  shareholders of the Company in substantially the same
                  proportions as their ownership of the Company's voting stock immediately prior to such sale; or

         v. the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

For purposes of this definition of Change in Control, "Person" shall mean any person (as defined in Section 3(a)(9) of the Securities Exchange Act (the "Exchange Act"), as such term is modified in Section 13(d) and 14(d) of the Exchange Act), other than (i) any trustee or fiduciary of an employee plan established by the Company or any of its subsidiaries, (ii) any subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company. "Group" shall mean any group as defined in
Section 14(d)(2) of the Exchange Act. "Beneficial Owner" shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.